UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

(Amendment No.  )

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☐           Preliminary Proxy Statement

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☐           Definitive Proxy Statement

☒          Definitive Additional Materials

☐           Soliciting Material Under Rule 14a-12

DENNY’S CORPORATION
(Name of Registrant as Specified in Its Charter)

OAK STREET CAPITAL MASTER FUND, LTD.
OAK STREET CAPITAL MANAGEMENT, LLC
DAVID MAKULA
PATRICK WALSH
DASH ACQUISITIONS LLC
JONATHAN DASH
SOUNDPOST CAPITAL, LP
SOUNDPOST CAPITAL OFFSHORE, LTD.
SOUNDPOST ADVISORS, LLC
SOUNDPOST PARTNERS, LP
SOUNDPOST INVESTMENTS, LLC
JAIME LESTER
LYRICAL OPPORTUNITY PARTNERS II, L.P.
LYRICAL OPPORTUNITY PARTNERS II, LTD.
LYRICAL OPPORTUNITY PARTNERS II GP, L.P.
LYRICAL CORP III, LLC
LYRICAL PARTNERS, L.P.
LYRICAL CORP I, LLC
JEFFREY KESWIN
PATRICK H. ARBOR

(Name of Persons(s) Filing Proxy Statement, if Other Than the Registrant)

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The Committee to Enhance Denny’s (the “Committee”), together with the other Participants named herein, is filing materials contained in this Schedule 14A with the Securities and Exchange Commission (the “SEC”) in connection with the solicitation of proxies for the election of its slate of director nominees at the 2010 annual meeting of stockholders (the “Annual Meeting”) of Denny’s Corporation.  The Committee has made a definitive filing with the SEC of a proxy statement and accompanying GOLD proxy card to be used to solicit votes for the election of its slate of director nominees at the Annual Meeting.

Item 1:  On April 20, 2010, the Committee issued the following press release:

The Committee to Enhance Denny's Refutes Claims of Smooth Relationship
Between Denny's and its Franchisee Association

Press Release Source: The Committee to Enhance Denny's On Tuesday April 20, 2010, 11:01 am EDT

CHICAGO, April 20 /PRNewswire/ -- The Committee to Enhance Denny's has posted on http://www.enhancedennys.com/ two scathing letters to Denny's Corporation (Nasdaq:DENN - News) from the Denny's Franchisee Association (DFA) dated March 30, 2009 and November 11, 2009. These letters detail the reasons for the DFA's "unanimous lack of confidence" in Denny's management. The DFA letters can be downloaded at http://tinyurl.com/y2guylo and http://tinyurl.com/y5kpw75. The Committee strongly believes that these strained relationships with its franchisees cannot be repaired without a significant and sustainable turnaround in guest traffic and sales trends.

Recently, DFA Chairman Craig Barber implied that the DFA letters have been misunderstood. The Committee believes these letters speak for themselves and encourages Denny's shareholders to read the letters and exhibits carefully and to form their own conclusions.

The Committee reiterates that if its nominees are elected at the 2010 annual meeting, they would seek to establish a consistent and constructive dialogue with Denny's franchisees and take all other actions necessary to improve sales and enhance the Denny's brand.

Item 2: Changes were made to the following web page of http://www.enhancedennys.com:

Press Releases

o Record Date Press Release Dated March 9, 2010 [PDF]

o Preliminary Proxy Press Release Dated March 16, 2010 [PDF]

o Shareholder Letter Press Release Dated April 13, 2010 [PDF]

o Press Release Dated April 14, 2010 [PDF]

o Press Release Dated April 20, 2010 [PDF]